AMENDED AND RESTATED PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                              OF
         TCW/DW NORTH AMERICAN GOVERNMENT INCOME TRUST

  WHEREAS, TCW/DW North American Government Income Trust (the "Fund") is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

  WHEREAS, on June 2, 1992, the Fund and Dean Witter Reynolds Inc. ("DWR") entered into a separate Distribution Agreement, pursuant to which the Fund employed DWR as distributor of the Fund's shares; and

  WHEREAS, on June 2, 1992, the Fund adopted a Plan of Distribution pursuant to Rule 12b-1 under the Act, and the Trustees then determined that there was a reasonable likelihood that the Plan of Distribution would benefit the Fund and its shareholders; and

  WHEREAS, the Trustees believe that continuation of said Plan of Distribution, as amended and restated herein, is reasonably likely to continue to benefit the Fund and its shareholders; and

  WHEREAS, on January 4, 1993, the Fund and DWR substituted Dean Witter Distributors Inc. (the "Distributor") in the place of DWR as distributor of the Fund's shares; and

  WHEREAS, the Fund, DWR and the Distributor intend that DWR will continue to promote the sale of Fund shares and provide personal services to Fund shareholders with respect to their holdings of Fund shares; and

  WHEREAS, the Fund and the Distributor have entered into a separate Distribution Agreement dated as of January 4, 1993, pursuant to which the Fund has employed the Distributor in such capacity during the continuous offering of shares of the Fund.

  NOW, THEREFORE, the Fund hereby amends the Plan of Distribution previously adopted and amended and restated, and the Distributor hereby agrees to the terms of said Plan of Distribution (the "Plan"), as amended herein, in accordance with Rule 12b-1 under the Act on the following terms and conditions:

  1. The Fund is hereby authorized to utilize its assets to finance certain activities in connection with the distribution of its shares.

  2. Subject to the supervision of the Board of Trustees and the terms of the Distribution Agreement, the Distributor is authorized to promote the distribution of the Fund's shares and to provide related services through DWR, its affiliates or other broker-dealers it may select, and its own Registered Representatives. The Distributor, DWR, its affiliates and said broker-dealers shall be reimbursed, directly or through the Distributor, as it may direct, as provided in paragraph 4 hereof for their services and expenses, which may include one or more of the following: (1) compensation to, and expenses of, account executives and other employees, including overhead and telephone expenses; (2) sales incentives and bonuses to sales representatives of the Distributor, DWR, its affiliates and other broker-dealers, and to marketing personnel in connection with promoting sales of shares of the Fund; (3) expenses incurred in connection with promoting sales of shares of the Fund; (4) preparing and distributing sales literature; and (5) providing advertising and promotional activities, including direct mail solicitation and television, radio, newspaper, magazine and other media advertisements.

  3. The Distributor hereby undertakes to directly bear all costs of rendering the services to be performed by it under this Plan and under the Distribution Agreement, except for those specific expenses that the Board of Trustees determines to reimburse as hereinafter set forth.

  4. The Fund is hereby authorized to reimburse the Distributor, DWR, its affiliates and other broker-dealers for distribution expenses incurred by them specifically on bahalf of the Fund. Reimbursement will be made through payments at the end of each month in such amounts determined at the beginning of each fiscal quarter by the Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Fund, as defined in the Act. The amount of each monthly payment may in no event exceed an amount equal to a payment at the annual rate of 0.75 of 1% of the Fund's average net assets during the month. In making quarterly determinations of the amounts that may be expended by the Fund, the Distributor shall provide, and the Trustees shall


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review, a quarterly budget of projected distribution expenses to be incurred by the Distributor, DWR, its affiliates or other broker-dealers on behalf of the Fund, together with a report explaining the purposes and anticipated benefits of incurring such expenses. The Board of Trustees shall determine the particular expenses, and the portion thereof, that may be borne by the Fund, and in making such determination shall consider the scope of the Distributor's commitment to promoting the distribution of the shares of the Fund directly or through DWR, its affiliates or other broker-dealers. All payments made hereunder pursuant to the Plan shall be in accordance with the terms and limitations of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

  5. The Distributor may direct that all or any part of the amounts receivable by it under this Plan be paid directly to DWR, its affiliates or other broker-dealers.

  6. If, as of the end of any fiscal year, the actual expenses incurred by the Distributor, DWR, its affiliates and other broker-dealers on behalf of the Fund (including accrued expenses and amounts reserved for incentive compensation and bonuses) are less than the amount of payments made by the Fund pursuant to this Plan, the Distributor shall promptly make appropriate reimbursement to the Fund. If, however, as of the end of any fiscal year, the actual expenses of the Distributor, DWR, its affiliates and other broker-dealers are greater than the amount of payments made by the Fund pursuant to this Plan, the Fund will not reimburse the Distributor, DWR, its affiliates or other broker-dealers for such expenses through payments accrued pursuant to this Plan in the subsequent fiscal year.

  7. The Distributor shall provide the Fund for review by the Board of Trustees, and the Board of Trustees shall review, promptly after the end of each fiscal quarter a written report regarding the distribution expenses incurred by the Distributor, DWR, its affiliates or other broker-dealers on behalf of the Fund during such fiscal quarter, which report shall include: (1) an itemization of the types of expenses and the purposes therefor; (2) the amounts of such expenses; and (3) a description of the benefits derived by the Fund.

  8. This Plan, as amended and restated, shall become effective upon approval by a vote of the Board of Trustees of the Fund, and of the Trustees who are not "interested persons" of the Fund, as defined in the Act, and who have no direct or indirect financial interest in the operation of this Plan, cast in person at a meeting called for the purpose of voting on this Plan.

  9. This Plan shall continue in effect until April 30, 1993, and from year to year thereafter, provided such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 8 hereof. This Plan may not be amended to increase materially the amount to be spent for the services described herein unless such amendment is approved by a vote of at least a majority of the outstanding voting securities of the Fund, as defined in the Act, and no material amendment to this Plan shall be made unless approved in the manner provided for approval in paragraph 8 hereof.

  10. This Plan may be terminated at any time, without the payment of any penalty, by vote of a majority of the Trustees who are not "interested persons" of the Fund, as defined in the Act, and who have no direct or indirect financial interest in the operation of this Plan or by a vote of a majority of the outstanding voting securities of the Fund, as defined in the Act, on no more than 30 days' written notice to any other party to this Plan.

  11. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons of the Fund shall be committed to the discretion of the Trustees who are not interested persons.

  12. The Fund shall preserve copies of this Plan and all reports made pursuant to paragraph 7 hereof, for a period of not less than six years from the date of this Plan, as amended and restated herein, or any such report, as the case may be, the first two years in an easily accessible place.

  13. This Plan shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

  14. The Declaration of Trust establishing TCW/DW North American Government Income Trust, dated February 19, 1992, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name TCW/DW North American Government Income Trust refers to the Trustees under the Declaration collectively as Trustees, but not as


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individuals or personally; and no Trustee, shareholder, officer, employee or agent of TCW/DW North American Government Income Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said TCW/DW North American Government Income Trust, but the Trust Estate only shall be liable.

  IN WITNESS WHEREOF, the Fund, the Distributor and DWR have executed this amended and restated Plan of Distribution, as amended, as of the day and year set forth below in New York, New York.

Date: June 2, 1992                     TCW/DW NORTH AMERICAN GOVERNMENT
      As amended on January 4, 1993     INCOME TRUST
       and April 28, 1993

                                       By: .............................

Attest:

 .............................

                                       DEAN WITTER DISTRIBUTORS INC.

                                       By: .............................

Attest:

 .............................

                                       DEAN WITTER REYNOLDS INC.

                                       By: .............................


Attest:

 .............................




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